Exhibit 10.10

PATRICK T. FLYNN LETTER AGREEMENT

As of April 15, 2005

Oakmont Acquisition Corp.

33 Bloomfield Hills Parkway, Suite 240

Bloomfield Hills, MI 48304

Morgan Joseph & Co. Inc.

600 Fifth Avenue, 19th Floor

New York, New York 10020

Re: Initial Public Offering

Gentlemen:

The undersigned officer of Oakmont Acquisition Corp. (“Company”), in consideration of Morgan Joseph & Co. Inc. (“Morgan Joseph”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 9 hereof):

1. In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned will take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the Trust Fund (as defined in the Letter of Intent) and waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

2. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer of the Company, subject to any pre-existing fiduciary obligations the undersigned might have.

3. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Morgan Joseph that the business combination is fair to the Company’s stockholders from a financial perspective.

4. Neither the undersigned, any member of the family of the undersigned, or any affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination.

5. The undersigned agrees to be Chief Financial Officer of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information furnished to the Company and Morgan Joseph and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire furnished to the Company and Morgan Joseph and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that:

(a)	he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)	he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c)	he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

6. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as Chief Financial Officer of the Company.

7. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that commencing on the Effective Date, Quantum Value Management, LLC (“Related Party”), shall be allowed to charge the Company an allocable share of Related Party’s overhead, $7,500 per month, to compensate it for certain limited administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, in Bloomfield Hills, Michigan, that it will provide to the Company. Related Party and the undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

8. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Morgan Joseph and its legal representatives or agents (including any investigative search firm retained by Morgan Joseph) any information they may have about the undersigned’s background and finances (“Information”), purely for the purposes of the Company’s IPO (and shall thereafter hold such information confidential). Neither Morgan Joseph nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

9. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business selected by the Company; and (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO.

Patrick T. Flynn
Print Name of Insider
/s/ Patrick T. Flynn
Signature

EXHIBIT A

BIOGRAPHY

Patrick T. Flynn has been our Chief Financial Officer since our inception. Mr. Flynn is currently a Managing Director of Quantum Value Management, LLC, the general partner of Quantum Value Partners, LP, a private equity fund. Mr. Flynn served as Vice-President—Strategic Planning for Oxford Automotive, Inc., from 2003 to 2005 and Chief Financial Officer from January 2004 to July 2004. Oxford Automotive is a supplier of specialized welded metal assemblies. Oxford Automotive filed for Chapter 11 bankruptcy to effect a plan of reorganization in December 2004 and it emerged from Chapter 11 protection in March 2005. Prior to joining Oxford Automotive, Mr. Flynn was Vice President of the Oxford Investment Group from 1996 to 2003. Mr. Flynn also served as Assistant Vice President—Asset-Based Lending and Vice President—Middle Market Banking with Comerica Bank from 1987 to 1996. Mr. Flynn has a B.A. from the University of Notre Dame and a M.B.A. from the University of Michigan.